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Transcript of keynote address presented by Prof. Jagdeep Nanchahal, at the 2021 International Dupuytren Symposium, held on December 1, 2021

Speaker: Prof. Jagdeep Nanchahal

I would like to start by thanking the organizers for inviting me to present this keynote lecture I’ve also taken the liberty of slightly amending the title of my presentation as I would like to take this opportunity to present my journey of the work that spans a period of over 14 years of how we dissected the cellular and molecular profile of Dupuytren’s disease, identified key signaling mechanisms and how I translated these findings through to Phase 2 clinical trials

Dupuytren’s disease is incredibly common and this is the real issue, that treatment options are currently limited to late stage disease. We’ve heard over the last few weeks at this Symposium we can cut it out or we can disrupt it with needles or collagenase, but this isn’t what patients want. They know when their Dupuytren’s disease is at an early stage and currently there’s no validated approved treatment. In our review here in 2016 and we assessed the available literature and found that in fact there are no clinical trials with control groups and blinding of the participants and the assessors for some of the current treatment options that are used, such as intralesional steroid injection or radiotherapy.

What I just described is rather reminiscent of we used to see patients with rheumatoid arthritis back in the 1990s when I was a surgical trainee. Patients used to present with florid synovitis, which we as surgeons used to excise and invariably reoccurred, and some clinicians suggested that patient should even be treated with radiotherapy. It was only when this group back in 1989 defined TNF as a potential therapeutic target that totally changed that landscape of how these patients were managed. They went on to get the Lasker award and Anti TNF has essentially gone on to become the standard of care together with a whole host of other monoclonal antibodies such as IL-6R etc.

Today I’m going to describe how my group is dissected out the cellular and molecular profile of Dupuytren’s disease, the underlying cellular mechanisms. How the various subgroups of cells maintains the disease ecosystem characterized by chronic low-grade inflammation, how we identified TNF as a potential therapeutic target, the data from our dose ranging Phase 2A Clinical trial which has been published. I’ll also share with you the top line data of the Phase 2B Clinical Trial in patients with early stage Dupuytren’s disease.

The early stage of DD is represented by these highly cellular nodules. Our single cell RNA sequencing and CyTOF studies show that they comprise a mixed population of fibroblasts, myofibroblasts, endothelial cells, immune cells and pericytes.

Let me take you through these each in turn. First the fibroblasts. These are not a homogeneous population and there at least four stop sets. I draw your attention in particular to this ICAM1+ IL6 high which are relatively small population especially enriched within the nodules and they play a key role in attracting the immune cells to the site of disease. The myofibroblasts are also not homogeneous. They range from this ACTA2 low group, to intermediate to a CD82 high population, which is highly contractile as shown here in this single cell contractility assay. It is these intermediate and CD82 high cells that are mainly responsible for matrix production and remodeling. The cycling population don’t contribute very much to matrix production, instead they do exactly what their name suggests, they maintain the pool of myofibroblasts. We also looked at the different immune cells and as you can see there are several different subsets macrophages, dendritic cells, T cells and not apparent in this sequencing study, because the numbers are too small, we also see very low numbers for mast cells, which are very important.

With freshly disaggregated cells from nodules we see a whole array of cytokines being produced. I don’t want to take you through all of these. However, I’d like to draw your attention in particular to TGFb, which is the archetype of cytokine associated with fibrosis. you can see about 300pg/ml, relatively large amounts of IL-6, quite small amounts of TNF, around 50pg/ml and even lower amounts of IL-33. We tested the effects of many of these in functional assays and I will not take you through all of these, but let’s look at a couple of key ones.

I will start by defining the effects of TNF in the various cell populations. This was particularly interesting because what we found was that very low levels, around 100pg/ml with the dose broken down here somewhere between 50 and 100pg/ml, only palmar fibroblasts from Dupuytren’s patients became much more contractile, but at higher doses it is inhibitory and interestingly if you take non-palmar cells from the same Dupuytren’s patients they didn’t respond in the same way and neither did palmar cells for normal individuals; in fact they become less contractile but at much higher concentrations of TNF. If you take myofibroblasts from Dupuytren’s patients and expose them to the anti TNFs, here the data is showing the data for the approved anti TNF agents that are used for other conditions such as rheumatoid arthritis, you see downregulation contractility which is accompanied by down regulation of aSMA protein and COL1messenger RNA.

The results of TGFb are very different. This cytokine converts all cell types, irrespective of their origin, into much more contractile myofibroblast cells but at much higher concentrations than we see physiologically. You’ll recall those freshly disaggregated cells from the nodules TGFb levels are around 300pg/ml. We begin to see effects now at about 1,000 and even 10,000pg/ml. It is acting indiscriminately and predictably when you inhibit TGFb, you see a downregulation of myofibroblast contractility as well as downregulation of aSMA protein and COL1 expression.

I’ve shown you data that inhibition of either TNF or TGFb is effective in down regulating the myofibroblast phenotype. So why select TNF when in freshly dissected nodular cells we see around 50 picograms per ml of TNF and around 300 picograms per ml of TGFb in the supernatant. The cells are often sub-cultured up to passage 5 or 6 and already at passage 2 we see the TNF concentrations falling off because the immune cells have largely disappeared. Because of autocrine secretion by the stromal cells we now seeing a huge upregulation of TGFb production. So this suggests that TGF levels seen here later passaged cells is a culture artifact and this goes some way to explaining the failure of targeting TGF in multiple late Phase clinical trials.

My colleague, Dominic Furniss in Oxford and Paul Werker from Groningen have shown the key role of Wnt signaling pathways in Dupuytren's disease through their genome wide association studies. We went on the show that TNF only in palmar fibroblast from Dupuytren's patients acts via the Wnt signaling pathway to upregulate genes such COL1 and aSMA typically associated with fibrosis. And now we have both molecular and genetic data supporting TNF as a potential therapeutic target. We know that the genetics of Dupuytren's disease is incredibly important as a hereditability about 80% but Dupuytren's disease is restricted to the palm of genetically susceptible individuals so this suggests that epigenetic regulation must play a key role and indeed it does. Histone acetylation is associated with increased gene expression and what we have shown is that histone acetylation in myofibroblasts is crucial in maintaining their phenotype. Conversely methylation suppresses gene expression and our most recent data show that this mechanism is important in regulating cytokine expression by those immune regulatory fibroblasts through an intermediatory molecule called PLAG2G2A. So suppression of these genes leads to increased expression CCL2 & CCL7, which in turn recruit the immune cells and these produced the TNF that drives the myofibroblast phenotype.

Dupuytren’s disease persists and develops over a period of many decades. Typically inflammation in humans occurs and then resolves over a period of weeks and months. What we see here in Dupuytren’s disease is the inflammation persisting over very long period. What we found is that those immune cells produce TNF which drives the development of myofibroblasts and these in turn produce low levels of cytokine called IL-33, which in turn acts on the immune cells and hence we get this vicious cycle whereby the information persists over very long period.

Our most recent data has showed that that the various cell types that I’ve described are not randomly distributed through the nodule but in fact compartmentalized so you have these immune regulatory fibroblasts which attract the immune cells which in turn produce TNF which drives the myofibroblasts phenotype, but these immune regulatory fibroblasts are maintained by platelet derived growth factor produced by the fibrotic endothelium and there is this relative segregation of the myofibroblast compartment from the remainder. We see a very similar pattern here in lung fibrosis in patients with a idiopathic pulmonic fibrosis. So segregated myofibroblasts and then these immune regulatory fibroblasts and blood vessels around the myofibroblast foci.

Having identified TNF as a potential therapeutic target I applied to the Wellcome Trust and Department of Health for funding to undertake a Phase 2A followed by a Phase 2B randomized clinical trial. For Phase 2A if we were to use clinical outcome measures, we’d need relatively large number of patients in each group. So instead I chose an experimental medicine design including patients were already scheduled for surgery but who had large prominent nodules in the palm of their hand that were to have been excised at the time of surgery. We injected those nodules with different doses of anti-TNF or an equivalent volume of placebo in a blinded manner collected the tissue after surgery and then analyzed it in the lab for various markers which I will show you in moment.

Having identified the optimal dose of the anti-TNF we then preceded to a Phase 2B clinical trial where we were treated patients with early stage disease and prominent nodule with a clear history of activity within that nodule and patients were randomized to receive either that optimal dose of anti-TNF or an equivalent volume of saline. Now adalimumab as you know in patients with rheumatoid arthritis is administered every two weeks. However our patients would not tolerate 2 injections every two weeks so we did end user survey. We asked patients with both early and late stage disease how many injections a year would they accept to control their Dupuytren’s disease. Almost all said one injection a year the majority said two and three and once we get to about four the positive responses were beginning to fall off. On that basis we designed the trial such that patients would receive 4 injections of the TNF and an equivalent volume of placebo every three months for a year and then we followed them for a total of 18 months. Dupuytren’s diseases is a localized low grade inflammatory disease I hypothesized that if the anti-TNF is going to be effective it has to be delivered locally into the nodule at high concentrations. The nodules can be identified clinically and here you can see them with ultrasound scan. What we found with our ex vivo studies that around 0.3 to 0.5 ml remains constrained within the nodule, and after that it just begins to spill out.

So this is the design of the first Phase 2A Clinical Trial. These are patients with nodules that are going to be excised and two weeks before their surgery we injected them with different doses of adalimumab so we first injected them with 15mg in 0.3 ml or an equivalent volume of saline, next 35mg in 0.7 ml or equivalent volume of saline and it was at this stage that I notice that the 0.7 ml is not remaining constrained within the nodule as we’ve seen in the ex vivo studies but in fact was spilling out into the subcutaneous space.

Now I had hypnotized that we would need high local concentrations of anti-TNF if it were to be effective because this is a localized fibrotic disease and by coincidence the manufacturer that point brought in a new formulation much more concentrated at 40mg in 0.4 ml. The great thing about this formulation is that is was free of excipients such as citrate which it should be associated with lower pain on injection. So we submitted a major protocol amendment incorporating additional dose forward before we had analyzed and unblinded data so we now had three different doses 15, 35 and 40mg in different volumes. Having collected the tissue we then analyzed it in a blinded manner 2 weeks following the injection of the anti-TNF or equivalent volume of placebo. We found was that only the 40mg in 0.4 ml led to a downregulation in aSMA protein concentration as well as collagen I protein concentration. Contrast that with the 35 milligrams - for very similar amounts of adalimumab and half the concentration in this had no effect on either aSMA or collagen I. so this study allowed us to identify the optimal dose and formulation and we can then take forward to the next stage of our study.

We published the results of our Phase 2A Clinical Trial in EBiomedicine in 2018. Having identified the optimal dose and formulation about adalimumab to use for local administration in patients with Dupuytren’s disease, we preceded to a randomized double blind placebo controlled trial. We recruited patients with early stage Dupuytren’s disease who did not have established flexion deformities that would be treated surgically but did have a prominent nodule with a clear recent history of progression. The first question we asked was how often to inject the nodule. Adalimumab is administered every two weeks for patients with inflammatory arthritis we did not think that two weekly injections which can be painful will be tolerated therefore we conducted an end user survey we asked patients with early and patients with late stage disease how many injections will be acceptable every year to control the progression of Dupuytren’s disease. All agreed one, most said 2 or 3 but after four the acceptability started to fall off. Therefore, we selected 4 injections at three monthly intervals. The next question was which outcome measure to use. Correction of established flection deformities has been used in studies for patients with late-stage disease for example following treatment with collagenase. However using the converse, prevention of flexion deformity poses difficulties. The available data suggests that without treatment 20% of patients with early-stage disease progressed to develop flection deformities over seven years and about 35% by 18 years. These long timescales would mean that we would have to follow patients for ten years or more, which is not feasible in the context of a clinical trial.

Nodule hardness has been uses to access efficacy for example in patients receiving intralesional corticosteroid injections. However in these studies unblinded clinicians assessed clinically whether the is the nodule softer. We wanted to quantitatively measure module hardness. Our literature search revealed that a durometer has been found to be reliable and sensitive for assessing skin hardness in patients with scleroderma, lipodermatosclerosis and scars. Therefore, we use the same durometer. The next challenge we faced was how to calculate sample size. In a pilot study independent we assessed the hardness of nodules in 25 patients in early-stage disease and the corresponding area in the palm of age, sex matched controls. This gave us the difference and standard deviation to calculate sample size. Our pilot data also showed that we could reliably image the nodule using ultrasound skin. Therefore, we measured nodule size using ultrasound scan as a secondary outcome measures as well as various clinical outcomes including patient reported measures.

At this stage I can share with you the top line data of this phase 2B clinical trial. We met the primary endpoint of nodule hardness and the secondary endpoint of nodule size using ultrasound scan, with statistically significant differences. The full results have been submitted for publication in a peer reviewed journal and will be disclosed on publication.

In summary, I have shown you our data that the nodules of early stage Dupuytren’s disease comprise a complex ecosystem of vascular and immune cells, fibroblasts and myofibroblasts. There’s also clear division of Labor between each of the cell types. The individual cells secrete growth factors to sustain the immune regulatory fibroblasts. These fibroblasts in turn recruit the immune cells. The immune cells secrete cytokines that promotes myofibroblast development and there are distinct populations of myofibroblasts, a small cycling pool and others that are mainly responsible for matrix production and contractility.

A complex cross talk between the stromal and immune cells maintains the chronic low grade localized inflammation characteristic of early stage Dupuytren’s disease. Epigenetic regulation is also very important in the modulation of activities of the immune regulatory fibroblasts and myofibroblasts.

A detailed understanding of the mechanisms underlying Dupuytren’s disease has allowed us to identify TNF as a potential therapeutic target. We identified the optimal dose and formulation about adalimumab in our Phase 2A clinical trial and I described the top line data of our Phase 2B clinical trial, where we met the primary endpoint of nodule hardness and the secondary endpoint of nodular size on ultrasound scans, both with statistically significant differences. There were no related serious adverse events in the Phase 2B trial.

I would like to finish by acknowledging my laboratory team as well others not shown here. The Clinical Trials team, my colleagues in the Oxford Clinical Trials Research Unit and many collaborators, Dominic Davidson and Paul Werker, in particularly who recruited patients to the RIDD trial as well as surgical colleagues around the country who sent us patient samples, the patients who donated tissue and I am particularly indebted to the RIDD trial participants who continued with all of their follow-ups, including between the various lockdowns in 2020. None of this work would be possible without the generous supporters of various Funding Agencies shown here, the Department of Health and in particular The Wellcome Trust for supporting the RIDD trial. I’ve received industry support for the laboratory studies and also for purchase of the drug for the RIDD trial.

Please note: 180 Life Sciences Corp. used its best efforts to provide the foregoing transcript based on the video and audio associated with the presentation, but there cannot be assurance there are no errors, omissions, or inaccuracies.

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